Exhibit 99.5

CONSENT

The undersigned hereby consents to being named as a prospective director of Quaint Oak Bancorp, Inc. (“Quaint Oak”) in the Registration Statement on Form SB-2 filed by Quaint Oak with the Securities and Exchange Commission (File No. 333-141474) to which this consent is an exhibit, and in any amendments (including post-effective amendments) thereto.

Date: May 11, 2007	/s/ James J. Clarke
James J. Clarke, Ph.D.